UNDERTAKING

TO:	GMP SECURITIES L.P.

BMO NESBITT BURNS INC.

CANACCORD CAPITAL CORPORATION

CIBC WORLD MARKETS INC.

GENUITY CAPITAL MARKETS

MERRILL LYNCH CANADA INC.

NATIONAL BANK FINANCIAL INC.

UBS SECURITIES CANADA INC.

FORT HOUSE INC.

SALMAN PARTNERS INC.

SPROTT SECURITIES INC. (collectively, the “Underwriters”)

AND TO:	SILVER WHEATON CORP. (the “Corporation”)

WHEREAS the undersigned has entered into an underwriting agreement (the “Underwriting Agreement”) dated November 21, 2006 with the Corporation, Goldcorp Trading (Caymans) Ltd. (“Goldcorp Trading”) and the Underwriters providing for a secondary offering to be completed on or about December 7, 2006 (the “Offering”) of 18,000,000 common shares of the Corporation owned by Goldcorp Trading;

AND WHEREAS following the completion of the Offering, the undersigned shall exercise control or direction, directly or indirectly, over an aggregate of 108,000,000 common shares of the Corporation (the “Subject Shares”);

AND WHEREAS in furtherance of complying with the requirements of the Underwriting Agreement, it is desirable that the Subject Shares be subject to certain restrictions for a limited period of time;

NOW THEREFORE for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned hereby enters into this undertaking and agrees as follows:

1.            To induce the Underwriters to continue their efforts in connection with the Offering, the undersigned, on its own behalf and on behalf of any subsidiary of the undersigned that exercises control or direction over any securities of the Corporation (collectively, the “Goldcorp Entities”), agrees not to, and will not permit any of the Goldcorp Entities to, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any such intention, whether through the facilities of a stock exchange, by private placement or otherwise, the Subject Shares or any securities convertible or exchangeable to acquire common shares of the Corporation held by the Goldcorp Entities, directly or indirectly (collectively, the “Locked-Up Securities”) for a period (the “Lock-Up Period”) commencing on the date hereof and ending on March 7, 2007, unless the undersigned first obtains the written consent of GMP Securities L.P., on its own behalf and on behalf of the Underwriters, which consent will not be unreasonably withheld.

2.            Notwithstanding anything to the contrary contained herein, during the Lock-Up Period, the undersigned may, without the consent of the Underwriters, transfer, sell or tender any or all of the Locked-Up Securities pursuant to a take-over bid (as defined in the Securities Act (Ontario)) or any other transaction, including, without limitation, a merger, arrangement or amalgamation, involving a change of control of the

Corporation (provided that all Locked-Up Securities not transferred, sold or tendered remain subject to this undertaking and provided further that it shall be a condition of transfer that if such take-over bid or other transaction is not completed, any Locked-Up Securities subject to this undertaking shall remain subject to the restrictions herein).

3.            The undersigned authorizes the Corporation to cause its transfer agent during the Lock-Up Period to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Corporation with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

4.            The undersigned hereby represents and warrants that it has full power and authority to enter into this undertaking, and that, upon the reasonable request of the Underwriters, it will execute (or cause any of the Goldcorp Entities to execute) any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the dissolution, winding-up, amalgamation or incapacity of the undersigned and the Goldcorp Entities and any obligations of the undersigned and the Goldcorp Entities hereunder shall be binding upon the successors and permitted assigns of the undersigned and the Goldcorp Entities.

5.            This undertaking shall enure to the benefit of the addressees and their successors and assigns and shall be governed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

This undertaking may be executed by facsimile signature which shall be effective as an original signature.

DATED as of this 7th day of December, 2006.

GOLDCORP INC.

Per:   /s/ Anna Tudela

(signature of authorized representative)

Anna Tudela, Director, Legal and Assistant Corporate Secretary

Name and Title of Authorized Representative